EXHIBIT 23.3



                   CONSENT OF PRICEWATERHOUSECOOPERS LLP,
                          INDEPENDENT ACCOUNTANTS



 We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 of Norfolk Southern Corporation of our report dated January 19, 1998 relating to the consolidated financial statements of Conrail Inc. for the year ended December 31, 1997, which appears in the Annual Report on Form 10-K of Norfolk Southern Corporation for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.




 PRICEWATERHOUSECOOPERS LLP
 Philadelphia, PA
 November 23, 1998